Exhibit 99.1

FOR IMMEDIATE RELEASE

T2 BIOSYSTEMS NAMES NEW CHIEF FINANCIAL OFFICER

LEXINGTON, Mass. — August 4, 2015 — T2 Biosystems (NASDAQ:TTOO), a company developing innovative diagnostic products to improve patient health, today announced the appointment of veteran finance and operations management executive Maurice Castonguay as the Company’s chief financial officer (CFO), effective immediately.

“With more than 25 years of experience having served as a CFO of numerous public and private technology companies, Moe is a key addition to our executive team,” said John McDonough, chief executive officer.  “His impressive track record of growing and scaling complex, multi-million dollar technology businesses will be invaluable as we continue to gain share in the sepsis market with our T2Candida® Panel and T2Dx® Instrument and leverage our T2MR® platform to advance the product pipeline and emerge as a leader in the field of in vitro diagnostics.”

Prior to joining the Company, Mr. Castonguay served as senior vice president and CFO of Sonus Networks, Inc. (Nasdaq: SONS).  He has also held CFO positions at Bigband Networks, Inc. (Nasdaq), Acopia Networks, Inc., Broadbus Technologies, Inc., MatrixOne Inc. (Nasdaq) and Stratus Computer, Inc. (NYSE) among others.

Mr. Castonguay, a Certified Public Accountant, earned a B.S. in Accounting and an M.S. in Taxation from Bentley University and an M.B.A. degree from Babson College.  He succeeds Marc Jones as CFO, who has served in that role since April 2013.

Mr. McDonough said, “Marc Jones has been an exceptional partner and an outstanding financial steward for T2 Biosystems and its shareholders through the preparation and execution of the Company’s IPO as well as in developing the accompanying financial systems and organization.  We sincerely wish Marc all the best in his future endeavors.”

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the performance of the Company’s diagnostic products and the ability to bring such products to market. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2015, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Media Contact:

Katie Engleman, Pure Communications

katie@purecommunicationsinc.com

910-509-3977

Investor Contact:

Matt Clawson, Pure Communications

matt@purecommunicationsinc.com

949-370-8500

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